EXHIBIT 99

            Consent of Independent Registered Public Accounting Firm



Bestnet Communications Corporation
Grand Rapids, Michigan

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement as filed on May 29, 2001, relating to the consolidated financial statements and schedules of Bestnet Communications Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended August 31, 2006

We also consent to the reference to us under the caption "Experts" in the aforementioned Registration Statement.




/s/  Semple & Cooper, LLP
-----------------------------
     Semple & Cooper, LLP


Phoenix, Arizona

December 8, 2006